Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)	the Registration Statement (Form S-3/A Amendment No. 3 No. 333-141098) and related prospectus of OccuLogix, Inc. for the registration of 9,441,749 shares of common stock; and

(b)	the Registration Statement (Form S-8 No. 333-124505) pertaining to the Employees’ Stock Option Plan of OccuLogix, Inc.;

of our reports dated March 14, 2008, (except for note 2(a) as to which the date is July 18, 2008) with respect to the consolidated financial statements and financial statement schedule of OccuLogix, Inc., and March 14, 2008 (except for internal control over financial reporting related to the material weakness described in the sixth paragraph of that report, as to which the date is July 18, 2008) on the effectiveness of internal control over financial reporting of OccuLogix, Inc., included in this restated Annual Report (Form 10-K/A) for the year ended December 31, 2007.

August 26, 2008	/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
Licensed Public Accountants